Bitcoin Depot Reports Fourth Quarter and Full Year 2025 Financial Results

2025 Revenue up 7% Year-Over-Year to $614.9 Million

2025 Net Income of $5.1 Million vs. $7.8 Million in 2024

2025 Gross Profit up 30% Year-Over-Year to $105.6 Million

2025 Adjusted EBITDA up 42% Year-Over-Year to $56.4 Million

ATLANTA – March 16, 2025 –Bitcoin Depot(Nasdaq: BTM) (“Bitcoin Depot” or the “Company”), a U.S.-based Bitcoin ATM (“BTM”) operator and leading fintech company, today reported financial results for the fourth quarter and full year ended December 31, 2025. Bitcoin Depot will host a conference call and webcast at 10:00 a.m. ET today. An earnings presentation and link to the webcast will be made available at ir.bitcoindepot.com.

“2025 was a strong year for Bitcoin Depot, with growth across the majority of our key operating and financial metrics,” said Scott Buchanan, CEO of Bitcoin Depot. “While fourth-quarter results declined year-over-year, this was primarily driven by recently enacted state regulations that introduced transaction size caps and, to a lesser extent, enhancements to our compliance standards that modestly affected near-term transaction activity. Importantly, we view both developments as constructive for the long-term health, credibility, and sustainability of the industry.”

“As the largest and most compliant crypto ATM operator in North America, we believe Bitcoin Depot is uniquely positioned to navigate this evolving regulatory environment and continue to gain share as the market matures,” Buchanan continued. “Subsequent to year-end, we further strengthened our growth profile by deploying our strong balance sheet and fintech platform to acquire Kutt, a peer-to-peer social betting platform. This acquisition marks our first entry into the P2P social betting market and reflects our broader strategy to thoughtfully diversify beyond our core Bitcoin ATM business while leveraging our payments infrastructure and compliance expertise.”

Fourth Quarter 2025 Financial Results

Revenue in the fourth quarter of 2025 was $116.0 million compared to $136.8 million in the fourth quarter of 2024. This decrease was driven by recently enacted state regulations and enhanced compliance standards.

Gross profit in the fourth quarter of 2025 was $15.3 million from $23.5 million for the fourth quarter of 2024. Gross profit margin in the fourth quarter of 2025 was 13.2% compared to 17.2% in the fourth quarter of 2024. Adjusted gross profit, a non-GAAP measure, in the fourth quarter of 2025 was $17.3 million compared to $25.4 million in the year ago quarter. Adjusted gross profit margin, a non-GAAP measure, in the fourth quarter of 2025 was 14.9% compared to 18.6% in the year ago quarter. Please see “Explanation and Reconciliation of Non-GAAP Financial Measures” below.

Total operating expenses in the fourth quarter of 2025 were $21.4 million compared to $15.0 million in the fourth quarter of 2025 due to higher legal services and compensation expense.

Net loss in the fourth quarter of 2025 was $24.9 million compared to net income of $5.4 million in the fourth quarter of 2024. The fourth quarter of 2025 included an $18.5 million accrual for an arbitration judgment liability. Net loss attributable to common shareholders in the fourth quarter of 2025 was $21.6 million, or $(2.08) per share, compared to a net loss of $6.6 million, or $(2.24) per share, in last year’s fourth quarter.

Adjusted EBITDA, a non-GAAP measure, in the fourth quarter of 2025 was $1.6 million compared to $13.0 million in the fourth quarter of 2024. The decrease was primarily due to the lower revenue and higher operating expenses. Please see “Explanation and Reconciliation of Non-GAAP Financial Measures” below.

Cash, cash equivalents, and cryptocurrencies as of December 31, 2025, totaled $76.6 million, up from $31.0 million at the end of 2024.

Net cash flows provided by operations in 2025 increased 51% to $34.0 million compared to $22.5 million in 2024.

2025 Financial Results

Revenue in 2025 increased 7% to $614.9 million compared to $573.7 million in 2024. This increase was driven by increased kiosk deployment and higher median transaction size.

Gross profit in 2025 increased 30% to $105.6 million from $81.5 million in 2024. Gross profit margin in 2025 increased 300 basis points to 17.2% compared to 14.2% in 2024. Adjusted gross profit, a non-GAAP measure, increased 24% to $113.3 million compared to $91.4 million in 2024. Adjusted gross profit margin, a non-GAAP measure, increased 250 basis points in 2025 to 18.4% compared to 15.9% in 2024. Please see “Explanation and Reconciliation of Non-GAAP Financial Measures” below.

Total operating expenses were $72.1 million in 2025 compared to $67.2 million in 2024 due to higher legal services expenses.

Net income in 2025 was $5.1 million compared to $7.8 million in 2024. 2025 included a $18.5 million accrual for an arbitration judgment liability. Net loss attributable to common shareholders was $5.8 million, or $(0.81) per share, from a net loss of $11.7 million, or $(4.21) per share, in 2024.

Adjusted EBITDA, a non-GAAP measure, in 2025 increased 42% to $56.4 million compared to $39.7 million in 2024. The increase was primarily due to the higher revenue and income from operations. Please see “Explanation and Reconciliation of Non-GAAP Financial Measures” below.

Outlook

The Company expects revenue for the core business in 2026 to be down in the range of 30% to 40%. This estimate reflects the uncertainty presented by the dynamic regulatory environment and enhanced compliance standards. While these will weigh on near-term results, we believe they will reinforce the integrity and sustainability of our business over the long term.

Conference Call

Bitcoin Depot will hold a conference call at 10:00 a.m. Eastern time (7:00 a.m. Pacific time) today to discuss its financial results for the fourth quarter and full year ended December 31, 2025.

Call Date: Monday, March 16, 2025

Time: 10:00 a.m. Eastern time (7:00 a.m. Pacific time)

Phone Instructions

U.S. and Canada (toll-free): 888-596-4144

U.S. (toll): 646-968-2525

Conference ID: 8347121

Webcast Instructions

Webcast link: https://edge.media-server.com/mmc/p/ajn5q2kf/

A replay of the call will be available beginning after 2:00 p.m. Eastern time through March 27, 2026.

U.S. & Canada (toll-free) replay number: 800-770-2030

U.S. toll number: 609-800-9909

Conference ID: 8347121

If you have any difficulty connecting with the conference call, please contact Bitcoin Depot’s investor relations team at 949-574-3860.

About Bitcoin Depot

Bitcoin Depot Inc. (Nasdaq: BTM) was founded in 2016 with the mission to connect those who prefer to use cash to the broader, digital financial system. Bitcoin Depot provides its users with simple, efficient and intuitive means of converting cash into Bitcoin, which users can deploy in the payments, spending and investing space. Users can convert cash to bitcoin at Bitcoin Depot kiosks in 47 states and at thousands of name-brand retail locations in 31 states through its BDCheckout product. The Company has the largest market share in North America and operates over 9,000 kiosk locations globally as of August 2025. Learn more at www.bitcoindepot.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release and any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements are any statements other than statements of historical fact, and include, but are not limited to, statements regarding the expectations of plans, business strategies, objectives and growth and anticipated financial and operational performance, including our growth strategy and ability to increase deployment of our products and services, our ability to strengthen our financial profile, and worldwide growth in the adoption and use of cryptocurrencies. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. Forward-looking statements are often identified by words such as “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,“ ”plan,“ ”potential,“ ”priorities,“ ”project,“ ”pursue,“ ”seek,“ ”should,“ ”target,“ ”when,“ ”will,“ ”would,” or the negative of any of those words or similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control.

These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination; risks relating to the uncertainty of our projected financial information; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; our ability to manage future growth; our ability to develop new products and services, bring them to market in a timely manner and make enhancements to our platform; the effects of competition on our future business; our ability to issue equity or equity-linked securities; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those factors described or referenced in filings with the Securities and Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this press release. We anticipate that subsequent events and developments will cause our assessments to change.

We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

BITCOIN DEPOT INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share amounts)

	Year Ended December 31,
	2025	2024
Revenue	$614,851	$573,703
Cost of revenue (excluding depreciation and amortization)	501,555	482,263
Operating expenses:
Selling, general, and administrative	64,413	57,158
Depreciation and amortization	7,670	10,072
Total operating expenses	72,083	67,230
Income from operations	41,213	24,210
Other (expense) income:
Interest expense, net	(14,413)	(14,199)
Other (expense) income, net	(19,382)	406
Gain (loss) on foreign currency transactions	124	(465)
Income before provision for income taxes and non-controlling interest	7,542	9,952
Income tax (expense)	(2,421)	(2,138)
Net income	$5,121	$7,814
Net income attributable to non-controlling interest	10,891	19,500
Net loss attributable to common stockholders	$(5,770)	$(11,686)

Net loss per share of common stock - basic and diluted *	$(0.81)	$(4.21)
Weighted average number of common shares outstanding - basic and diluted *	7,147,534	2,769,234

* On February 23, 2026, the Company effected a 1-for-7 reverse stock split (the “Reverse Stock Split”) of its issued and outstanding shares of common stock, par value $0.0001 per share. As a result of the Reverse Stock Split, the number of issued and outstanding shares of common stock was reduced from 35,495,968 shares of Class A Common Stock and 37,846,102 shares of Class M Common Stock to 5,070,852 shares of Class A Common Stock and 5,406,586 shares of Class M Common Stock, retroactively adjusted for all periods presented.

BITCOIN DEPOT INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	As of December 31,
	2025	2024
Assets
Current:
Cash and cash equivalents	$65,632	$29,472
Cryptocurrencies	10,927	1,510
Accounts receivable	639	275
Prepaid expenses and other current assets	3,131	3,076
Total current assets	80,329	34,333
Property and equipment:
Furniture and fixtures	635	635
Leasehold improvements	172	172
Kiosk machines - owned	42,903	36,831
Kiosk machines - leased	8,987	10,367
Total property and equipment	52,697	48,005
Less: accumulated depreciation	(26,511)	(21,158)
Total property and equipment, net	26,186	26,847
Intangible assets, net	804	2,320
Goodwill	8,717	8,717
Operating lease right-of-use assets, net	2,917	2,595
Deposits	1,042	734
Deferred tax assets, net	10,448	4,558
Total assets	$130,443	$80,104

BITCOIN DEPOT INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	As of December 31,
	2025	2024
Liabilities and Stockholders’ Equity (Deficit)
Current:
Accounts payable	$10,667	$11,557
Accrued expenses and other current liabilities	40,508	14,260
Notes payable	6,972	6,022
Income taxes payable	1,732	2,207
Deferred revenue	343	20
Operating lease liabilities, current portion	1,300	858
Current installments of obligations under finance leases	1,602	3,446
Other non-income tax payable	—	2,259
Total current liabilities	63,124	40,629
Long-term liabilities
Notes payable, non-current	53,520	49,457
Operating lease liabilities, non-current	1,610	1,774
Obligations under finance leases, non-current	360	1,950
Deferred income tax, net	—	604
Tax receivable agreement liability due to related party	—	2,176
Total Liabilities	118,614	96,590
Commitments and Contingencies (Note 21)
Stockholders’ Equity (Deficit)
Series A Preferred Stock, $0.0001 par value; 50,000,000 authorized, 0 and 1,733,884 shares issued and outstanding, at December 31, 2025 and 2024, respectively	—	—
Class A common stock, $0.0001 par value; 800,000,000 authorized, 5,051,525 and 2,751,881 shares issued, and 5,024,293 and 2,724,649 shares outstanding at December 31, 2025 and 2024, respectively *	4	1
Class B common stock, $0.0001 par value; 20,000,000 authorized, no shares issued and outstanding at December 31, 2025 and 2024, respectively *	—	—
Class E common stock, $0.0001 par value; 2,250,000 authorized, 0 and 153,680 shares issued and outstanding at December 31, 2025 and 2024, respectively *	—	—
Class M common stock, $0.0001 par value; 300,000,000 authorized, 5,406,586 and 0 shares issued and outstanding at December 31, 2025 and 2024, respectively *	4	—
Class O common stock, $0.0001 par value; 800,000,000 authorized, no shares issued and outstanding at December 31, 2025 and 2024, respectively *	—	—
Class V common stock, $0.0001 par value; 300,000,000 authorized, 0 and 5,884,718 shares issued and outstanding at December 31, 2025 and 2024, respectively *	—	4
Treasury stock	(437)	(437)
Additional paid-in capital	62,553	21,491
Accumulated deficit	(49,200)	(44,349)
Accumulated other comprehensive loss	(255)	(342)
Total Stockholders’ Equity (Deficit) Attributable to Bitcoin Depot Inc.	12,669	(23,632)
(Deficit) equity attributable to non-controlling interests	(840)	7,146
Total Stockholders’ Equity (Deficit)	11,829	(16,486)
Total Liabilities and Stockholders’ Equity (Deficit)	$130,443	$80,104

* On February 23, 2026, the Company effected a 1-for-7 reverse stock split (the “Reverse Stock Split”) of its issued and outstanding shares of common stock, par value $0.0001 per share. As a result of the Reverse Stock Split, the number of issued and outstanding shares of common stock was reduced from 35,495,968 shares of Class A Common Stock and 37,846,102 shares of Class M Common Stock to 5,070,852 shares of Class A Common Stock and 5,406,586 shares of Class M Common Stock, retroactively adjusted for all periods presented.

BITCOIN DEPOT INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share amounts)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net Income	$5,121	$7,814
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs	643	1,261
Depreciation and amortization	7,670	10,072
Unrealized loss on cryptocurrencies	2,576	—
Non-cash stock compensation	4,866	3,400
Purchase of services in cryptocurrencies	915	1,238
Deferred taxes	(6,496)	(2,997)
Write-off of deferred financing costs	—	3,136
Loss on debt exinguishment	429	—
Cryptocurrency received as payment	(854)	(1,372)
Other	439	754
Change in operating assets and liabilities:
Deposits	(308)	(322)
Accounts receivable	(364)	(30)
Cryptocurrencies	(2,730)	(44)
Prepaid expenses and other current assets	(54)	438
Accounts payable	(889)	3,222
Accrued expenses and other current liabilities	26,248	(4,247)
Income taxes payable	(475)	(276)
Other taxes payable	(2,259)	(38)
Tax receivable agreement liability	(331)	1,521
Deferred revenue	322	(277)
Operating leases, net	(491)	(709)
Net cash flows provided by operating activities	33,978	22,544
Cash flows from investing activities:
Acquisition of property and equipment	(5,489)	(10,750)
Proceeds from sale of property and equipment	88	—
Acquisition of cryptocurrency for investment	(8,473)	(620)
Net cash flows used in investing activities	(13,874)	(11,370)
Cash flows from financing activities:
Proceeds from issuance of notes payable	25,252	34,514
Principal payments on notes payable	(20,997)	(4,398)
Payment of debt issuance costs	(313)	(121)
Principal payments on finance lease	(3,433)	(7,635)
Proceeds from finance leases	—	3,382
Proceeds from issuance of common stock, net	35,108	—
Cash paid in connection with Up-C restructuring	(9,331)	—
Purchase of treasury stock	—	(158)
Distributions	(10,102)	(37,160)
Net cash flows provided by (used in) financing activities	16,184	(11,576)
Effect of foreign exchange rate changes on cash and cash equivalents	(128)	115
Net change in cash and cash equivalents	36,160	(287)
Cash and cash equivalents - beginning of period	29,472	29,759
Cash and cash equivalents - end of period	$65,632	$29,472

Explanation and Reconciliation of Non-GAAP Financial Measures

Bitcoin Depot reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release includes both historical and projected Adjusted EBITDA, Adjusted Gross Profit, and certain ratios and other metrics derived therefrom such as Adjusted EBITDA margin and Adjusted Gross Profit margin, which are not prepared in accordance with GAAP.

Bitcoin Depot defines Adjusted EBITDA as net income before interest expense, income tax expense, depreciation and amortization, non-recurring expenses, share-based compensation, expenses related to the PIPE financing and miscellaneous cost adjustments. Such items are excluded from Adjusted EBITDA because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, not driven by core results of operations and renders comparisons with prior periods and competitors less meaningful. In addition, Bitcoin Depot defines Adjusted Gross Profit (a non-GAAP financial measure) as revenue less cost of revenue (excluding depreciation and amortization) and depreciation and amortization adjusted to add back depreciation and amortization. Bitcoin Depot believes Adjusted EBITDA and Adjusted Gross Profit each provide useful information to investors and others in understanding and evaluating Bitcoin Depot’s results of operations, as well as provide a useful measure for period-to-period comparisons of Bitcoin Depot’s business performance. Adjusted EBITDA and Adjusted Gross Profit are each key measurements used internally by management to make operating decisions, including those related to operating expenses, evaluate performance and perform strategic and financial planning. However, you should be aware that Adjusted EBITDA and Adjusted Gross Profit are not measures of financial performance calculated in accordance with GAAP and may exclude items that are significant in understanding and assessing Bitcoin Depot’s financial results, and further, that Bitcoin Depot may incur future expenses similar to those excluded when calculating these measures. Bitcoin Depot primarily relies on GAAP results and uses both Adjusted EBITDA and Adjusted Gross Profit on a supplemental basis. Neither Adjusted EBITDA or Adjusted Gross Profit should be considered in isolation from, or as an alternative to, net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP and may not be indicative of Bitcoin Depot’s historical or future operating results. Bitcoin Depot’s computation of both Adjusted EBITDA and Adjusted Gross Profit may not be comparable to other similarly titled measures computed by other companies because not all companies calculate such measures in the same fashion. As such, undue reliance should not be placed on such measures.

Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from the projections of Adjusted EBITDA, together with some of the excluded information not being ascertainable or accessible, Bitcoin Depot is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

The following table presents a reconciliation of Net (loss) income to Adjusted EBITDA for the periods indicated:

BITCOIN DEPOT INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(UNAUDITED)

	Year Ended December 31,		Three Months Ended December 31,
(in thousands)	2025	2024	2025	2024
Net income (loss)	$5,121	$7,814	$(24,864)	$5,393
Adjustments:
Interest expense, net	14,413	14,199	2,486	3,468
Income tax expense (benefit)	2,421	2,138	(3,235)	1,659
Depreciation and amortization	7,670	10,072	2,004	1,888
Non-recurring expenses (1)	21,177	2,085	20,891	206
Share-based compensation	4,866	3,400	1,609	363
Loss on cryptocurrency investment	748	—	2,659	—
Adjusted EBITDA	$56,416	$39,708	$1,550	$12,977
Adjusted EBITDA margin (2)	9.2%	6.9%	1.3%	9.5%

(1)
Year ended December 31, 2024 amount includes the recognition of a special performance bonus of $0.7 million and professional services fees. Year ended December 31, 2025 amount includes an accrual of $18.5 million in respect of a ruling in an arbitration proceeding brought by Coin Cloud, Inc. against our Canadian subsidiary, BitAccess, Inc., a $1.9 million legal settlement, and a special bonus of $1.9 million.
(2)
Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. The Company uses this measure to evaluate its overall profitability.

The following table presents a reconciliation of revenue to Adjusted Gross Profit for the periods indicated:

BITCOIN DEPOT INC.

RECONCILIATION OF REVENUE TO ADJUSTED GROSS PROFIT

(UNAUDITED)

	Year Ended December 31,		Three Months Ended December 31,
(in thousands)	2025	2024	2025	2024
Revenue	$614,851	$573,703	$116,035	$136,827
Cost of revenue (excluding depreciation and amortization)	(501,555)	(482,263)	(98,725)	(111,415)
Depreciation and amortization excluded from cost of revenue	(7,650)	(9,984)	(2,003)	(1,894)
Gross profit	$105,646	$81,456	$15,307	$23,518
Adjustments:
Depreciation and amortization excluded from cost of revenue	$7,650	$9,984	$2,003	$1,894
Adjusted gross profit	$113,296	$91,440	$17,310	$25,412
Gross profit margin (1)	17.2%	14.2%	13.2%	17.2%
Adjusted gross profit margin (1)	18.4%	15.9%	14.9%	18.6%

(1) Calculated as a percentage of revenue.

Contacts:

Investors & Media
Gateway Group, Inc.
949-574-3860
BTM@gateway-grp.com